Exhibit 99.2

                               RECENT DEVELOPMENTS

     In February 2003, Abbott Laboratories, Fornier Industrie et Sante and Laboratoires Fournier S.A. filed a complaint in the United States District Court for the District of New Jersey against Par, alleging that Par's generic version of TriCor(R) (fenofibrate) infringes on one or more claims of their patents. Par intends to defend vigorously this lawsuit and has filed an answer and a counterclaim, alleging non-infringement and patent invalidity.

     Par and Nortec Development Associates, Inc. (a subsidiary of Glatt GmbH), or Nortec, entered into a binding agreement in principle, dated March 3, 2003, subject to final negotiation and execution of a definitive agreement, in which the two companies will develop additional products that are not part of the two current agreements between Par and Nortec. During the first two years of this arrangement with Nortec, Par will be obligated to make initial research and development payments to Nortec in the aggregate amount of $3 million, or the Initial Payments, of which $500,000 has already been paid. On or before the second anniversary of the definitive agreement, Par has the option either to (i) terminate the arrangement with Nortec or (ii) acquire all of the capital stock of Nortec within the two-year period thereafter, including the first 50% of the capital stock of Nortec over the third and fourth years of the agreement for $4 million, and the remaining capital stock of Nortec at the end of such fourth year for an additional purchase price of $11 million. If Par were to terminate the definitive agreement on or before its second anniversary, Par would be obligated to continue making any remaining Initial Payments and to pay any research and development costs of the products subject to the definitive agreement in excess of the Initial Payments. The remaining terms of the agreement are expected to be finalized in the third quarter of 2003.

     In May 2003, Asahi Glass Co., or Asahi Glass, filed a complaint in the United States District Court for the Northern District of Illinois against GlaxoSmithKline, or GSK (and affiliated entities), Pentech Pharmaceuticals, Inc., or Pentech, and Par alleging, among other things, violations of state and federal antitrust laws arising out of (i) the settlement, or the GSK Settlement, reached in April 2003 among Pentech, Par and GSK of their patent litigation involving Pentech's proposed generic version of GSK's anti-depressant Paxil(R) (paroxetine hydrochloride) and (ii) the related license and supply agreement, or the GSK Supply Agreement, between GSK and Par. Pentech had previously granted Par rights under Pentech's Abbreviated New Drug Application, or ANDA, for paroxetine hydrochloride capsules. Par has denied any wrongdoing in connection with this action and filed a motion to dismiss the complaint on August 22, 2003. In the event that the action continues after the court's determination of the motion to dismiss, Par intends to defend vigorously this action and may assert counterclaims against Asahi Glass and claims against third parties.

     On July 16, 2003, we announced that the United States District Court for the Central District of California had granted summary judgment of non-infringement against ICN Pharmaceuticals Inc., or ICN, in favor of Three Rivers Pharmaceutical LLC, or Three Rivers, regarding ribavirin, Three Rivers' generic version of Schering-Plough Pharmaceutical's, or Schering-Plough, Rebetol(R). Three Rivers had earlier reached a settlement of its patent litigation with Schering-Plough. The district court determined that Three Rivers' ribavirin product does not infringe any of the three patents asserted by ICN in the litigation. ICN may appeal the court decision, but the court's decision appears to resolve the remaining patent issues involved in obtaining FDA approval of the ANDA filed by Three Rivers in respect of ribavirin. Par has exclusive distribution rights to Three Rivers' ribavirin product. The FDA has not announced whether a generic 180-day exclusivity period will be awarded solely to one of Three Rivers' two generic competitors involved in the lawsuit or to Three Rivers jointly with one or both of the two other generic competitors involved in the lawsuit.

     In August 2003, Teva Pharmaceuticals USA, Inc., or Teva USA, an affiliate of one of our competitors, Teva Pharmaceutical Industries Limited, filed a lawsuit against PRX and Par in the United States District Court for the District of Delaware, after having received approval from the FDA to launch a generic version of Bristol-Myers Squibb's, or BMS, Megace(R), which generic product will compete with our megestrol acetate oral suspension product. In the lawsuit, Teva USA seeks a declaration that its product has not and will not infringe any of Par's four patents relating to megestrol acetate oral suspension. We intend to defend vigorously this lawsuit and, on August 22, 2003, filed an answer and a counterclaim.

     In August 2003, two of our generic competitors, Mylan Laboratories Inc., or Mylan, and Sandoz (Novartis Generics), each launched the sale of omeprazole, the generic equivalent of Astra Zeneca Pharmaceutical's Prilosec(R). Mylan and Kremers Urban Development Co., or KUDCo, a subsidiary of Schwarz Pharma AG of Germany, have commenced litigation against each other regarding ownership of the omeprazole patent. We are party to a profit sharing agreement with Genpharm Inc., or Genpharm, under which we receive a percentage of the profit Genpharm receives in respect of sales of omeprazole by KUDCo pursuant to an agreement that it has with KUDCo. In addition, on September 15, 2003, Proctor & Gamble announced its launch of Prilosec OTC. We expect its sales of this over-the-counter version of Prilosec to cause a further decline in our omeprazole revenues. We now expect that our share of profits from the sale of omeprazole for the second half of 2003 will be approximately $2.5 million, as compared to the $7.0 million we previously announced.

     On August 21, 2003, Par entered into an agreement with Mead Johnson & Company, or Mead, and BMS, through which Mead licenses the use of the Megace(R) trade name in connection with a potential new product being developed by Par. If successfully developed, the new product is expected to increase Par's megestrol oral suspension business. Under the terms of the agreement, Par will provide funding to support BMS's active promotion of Megace O/S(R) (megestrol acetate oral suspension) brand during the remainder of 2003 and throughout 2004 to help retain its brand awareness among physicians. Megace O/C(R) is indicated for the treatment of anorexia and cachexia, the unexplained weight loss in patients diagnosed with acquired immune deficiency syndrome (AIDS). Par also will make certain payments to Mead, including royalties, based on the net sales of the new product.

     Under the GSK Settlement, Par was granted the right to distribute generic paroxetine immediate-release tablets, manufactured by a GSK subsidiary, in the United States if another generic version fully substitutable for Paxil becomes available for purchase in the United States. On September 8, 2003, another generic drug manufacturer, Apotex Pharmaceutical Healthcare, Inc., or Apotex, launched a generic version of Paxil. On the same day, we announced that Par would immediately begin shipping 10 mg, 20 mg, 30 mg and 40 mg dosages of immediate release paroxetine tablets. In accordance with the GSK Settlement and a November 2001 supply agreement between Pentech and Par, as amended, Par must pay certain royalties to GSK and Pentech on sales of these tablets. As a result of these arrangements, we expect that our gross margin as a percentage of the sales of the generic version of Paxil will be approximately 25% to 29%, which are significantly lower than our historical average gross margin as a percentage of the sales for our other products generally. The GSK Settlement also provides that our right to distribute GSK's generic version of Paxil in the United States will be suspended if at any time there is not another generic version fully substitutable for Paxil available for purchase in the United States. Although it has not sought a temporary injunction to prevent the distribution by Apotex, GSK has sued Apotex for patent infringement and is currently appealing a district court decision adverse to GSK.

     In September 2003, Apotex and one of its subsidiaries, TorPharm Inc., indicated to us that they intend to file a complaint against Par in the federal district court in the Eastern District of Pennsylvania alleging violations of state and federal antitrust laws as a result of the GSK Settlement and the GSK Supply Agreement. Par intends to defend vigorously this action if brought, and might assert counterclaims against Apotex and claims against third parties.

     On September 16, 2003, Scott Tarriff, formerly our Executive Vice President and the President and Chief Executive Officer of Par, was selected by our board of directors as our President and Chief Executive Officer, effective immediately. Kenneth I. Sawyer, our former Chairman, President and Chief Executive Officer, had retired effective July 1, 2003 and resigned as a member of our board of directors effective September 16, 2003. Additionally, on September 16, 2003, Mark Auerbach, formerly our lead outside director, was selected by our board of directors to be the Executive Chairman of our board of directors.

     On September 24, 2003, we intend to notify General Electric Capital Corporation, or GECC, that we are terminating the credit facility that we had entered into with it in December 1996. At the time of the notice, there will be no borrowed funds outstanding under the GECC credit facility.

     While our third fiscal quarter has not ended, based on our results for the first two fiscal months in the quarter and sales data to date for the last fiscal month in the quarter, we expect that for the third quarter, excluding the sales of the generic form of Paxil, our total revenues will be approximately $115 to $120 million and our gross margin as a percentage of sales will be approximately 46% to 49%. The decline in gross margin percentage from the second fiscal quarter of 2003 will be due, in part, to the decrease in revenues from the sale of omeprazole described above. We have excluded the sales of the generic form of Paxil because we have only recently begun shipping the product.

                                       3